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                                                                EXHIBIT 9.1

                                VOTING TRUST AGREEMENT



     AGREEMENT made as of May 1, 1998 by and among THE 1994 PERL TRUST INDENTURE (hereinafter called the "Shareholder"), and BRUCE R. BONADIES, Trustee, hereinafter called the "Trustee").

     WHEREAS, the Shareholder is the beneficial owner of Four Hundred Eighty Thousand Thirty-Five (480,035) shares of common stock of American Card Technology, Inc. (the "Corporation"), $0.001 par value (the "Trust Shares"); and

     WHEREAS, the parties hereto desire to create a voting trust with respect to the Trust Shares and, in so doing, to provide the Trustee with the exclusive right to vote the Trust Shares with respect to all matters on which the Trust Shares are entitled to vote.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, it is mutually agreed and covenanted by and between the parties to this Agreement as follows:

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     1.   ISSUANCE OF SHARES TO TRUSTEE.  The Shareholder, simultaneously with the execution of this Agreement, shall assign and deliver the share certificates representing the Trust Shares directly to the Trustee, who shall cause the Trust Shares to be transferred to the Trustee, as voting trustee, on the books of the Corporation. In the event that during the term of this Agreement (i) there shall be a stock split with respect to the Trust Shares, (ii) there shall be a distribution of stock made with respect to the Trust Shares, or (iii) the Shareholder shall purchase shares of the Corporation pursuant to the exercise of preemptive rights associated with the Trust Shares, the share certificates representing any additional shares received by the Shareholder as a result of such stock split, stock distribution, or exercise of preemptive rights shall be deemed to be assigned and delivered by the Shareholder to the Trustee (without the necessity of the Shareholder separately endorsing such share certificates to effect such assignment), the Trustee shall cause any such share certificates to be transferred to the Trustee as voting trustee, on the books of the Corporation, and such shares shall thereafter be treated as Trust Shares hereunder.

     2. VOTING TRUST. The voting trust hereby created shall commence on the date hereof and continue through and including April 30, 1999. Throughout such period the Trustee shall have the exclusive right to vote upon such shares or to give written consents in lieu of voting thereon, subject to any limitation on the right to vote contained in the Certificate of Incorporation or other certificate filed pursuant to law, in person or by proxy at all meetings of the shareholders of the Corporation, and in all proceedings wherein the vote or written consent of shareholders may be required or authorized by law.

     3. TRUST CERTIFICATES. The Shareholder, simultaneously with the execution of this Agreement, shall deliver its share certificates to the Trustee. The Trustee shall issue and deliver to the Shareholder, or to its nominee, certificates for the Trust Shares and any other shares hereafter transferred by the Shareholder hereunder to the Trustee in form substantially as follows:


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                               TRUST CERTIFICATE

     No. _____                                                  ______ Shares of
                                                                    Common Stock

          The undersigned trustee, voting trustee of shares of American Card Technology, Inc., under an agreement dated __________, 1998 (the "Voting Trust Agreement"), having received certain shares of the Corporation, pursuant to such agreement, which agreement the holder hereof by accepting this certificate ratifies and adopts, hereby certifies that ______________________ (the "Holder") will be entitled to receive a certificate for __________ (_____) fully paid shares of the Common Stock of American Card Technology, Inc., of the par value of $0.001 each, on the expiration of the Voting Trust Agreement. In the meantime, the Holder shall be entitled to receive payments equal to any dividends or other distributions that may be collected by the undersigned trustee upon such shares held by it under the terms of the trust agreement; provided, however, that in the event that (i) there is a stock split or stock distribution with respect to the shares represented hereby, or (ii) the holder hereof acquires additional shares of American Card Technology, Inc., pursuant to the exercise of pre-emptive rights associated with the shares represented hereby, any additional shares of stock received as a result of such stock split, stock distribution, or exercise of pre-emptive rights shall be subject to the Voting Trust Agreement and the undersigned trustee shall issue a new trust certificate in the same form as this instrument reflecting the new number of shares of stock.

          This certificate is transferable only by the registered holder in person or by his duly authorized attorney, and the holder hereof, by accepting this certificate, manifests his consent that the undersigned trustee may treat the registered holder hereof as the true owner for all purposes, except the delivery of share certificates, which delivery shall not be made without the surrender hereof.

          IN WITNESS WHEREOF, the undersigned trustee has executed this certificate this _____ day of ____________, ____.



                                   ______________________________

                                   Trustee

     4. TRANSFER AT TERMINATION. At the expiration of the term of the trust hereby created, the Trustee shall, upon surrender of the trust certificate, deliver to the holder thereof shares of stock of the Corporation equivalent in amount to the shares represented by the trust certificate surrendered.


     5. LIABILITY. The Trustee shall use his best judgment in voting upon the stock held by him, but shall not be liable for the consequence of any vote cast, or consent given by him, in good faith, and in the absence of gross negligence. The Trustee shall incur no personal liability by reason of his acting as Trustee under this Agreement and the holding of the Trust Shares or for any delivery or misdelivery to any person, except to the extent such action is a willful breach of this Agreement or due to the gross negligence of the Trustee. The Shareholder shall protect, defend, indemnify and hold the Trustee harmless from and against any and all claims, expenses, obligations and liabilities, including attorneys' fees (including any attorneys' fees in any appellate and bankruptcy proceedings, or which arise without the filing of a suit), incurred in connection with this Agreement.


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     6.   SUCCESSOR TRUSTEE.  In the event of the death of the Trustee, the
Trustee's rights and duties hereunder shall pass to a successor trustee (the "Successor Trustee") who shall be any person or entity whom the Shareholder shall specifically name to be the Successor Trustee. Upon becoming the Successor Trustee, such person or entity shall be deemed to be the Trustee hereunder for all purposes, including for purposes of this Section 6.

     7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware of the United States of America.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written by their signatures hereto.



                                        /s/ Bruce R. Bonadies
                                   ------------------------------
                                   Bruce R. Bonadies, Trustee


                                   THE 1994 PERL TRUST INDENTURE


                                   By:       /s/ Bradley Hoffman
                                        --------------------------
                                        Bradley Hoffman, Trustee


                                   By:       /s/ Heidi G. Perl
                                        --------------------------
                                        Heidi G. Perl, Trustee


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